EXHIBIT A

Claymore Exchange-Traded Funds Trust (as of September 28, 2016)

Ticker	Fund Name

BSCG	Guggenheim BulletShares 2016 Corporate Bond ETF
BSCH	Guggenheim BulletShares 2017 Corporate Bond ETF
BSCI	Guggenheim BulletShares 2018 Corporate Bond ETF
BSCJ	Guggenheim BulletShares 2019 Corporate Bond ETF
BSCK	Guggenheim BulletShares 2020 Corporate Bond ETF
BSCL	Guggenheim BulletShares 2021 Corporate Bond ETF
BSCM	Guggenheim BulletShares 2022 Corporate Bond ETF
BSCN	Guggenheim BulletShares 2023 Corporate Bond ETF
BSCO	Guggenheim BulletShares 2024 Corporate Bond ETF
BSCP	Guggenheim BulletShares 2025 Corporate Bond ETF
BSCQ	Guggenheim BulletShares 2026 Corporate Bond ETF
BSJG	Guggenheim BulletShares 2016 High Yield Corporate Bond ETF
BSJH	Guggenheim BulletShares 2017 High Yield Corporate Bond ETF
BSJI	Guggenheim BulletShares 2018 High Yield Corporate Bond ETF
BSJJ	Guggenheim BulletShares 2019 High Yield Corporate Bond ETF
BSJK	Guggenheim BulletShares 2020 High Yield Corporate Bond ETF
BSJL	Guggenheim BulletShares 2021 High Yield Corporate Bond ETF
BSJM	Guggenheim BulletShares 2022 High Yield Corporate Bond ETF
BSJN	Guggenheim BulletShares 2023 High Yield Corporate Bond ETF
BSJO	Guggenheim BulletShares 2024 High Yield Corporate Bond ETF
CSD	Guggenheim S&P Spin-Off ETF
CVY	Guggenheim Multi-Asset Income ETF
CZA	Guggenheim Mid-Cap Core ETF
DEF	Guggenheim Defensive Equity ETF
GSY	Guggenheim Enhanced Short Duration ETF
NFO	Guggenheim Insider Sentiment ETF
RYJ	Guggenheim Raymond James SB-1 Equity ETF
WMCR	Wilshire Micro-Cap ETF
WREI	Wilshire US REIT ETF
LVL	Guggenheim S&P Global Dividend Opportunities Index ETF
EEB	Guggenheim BRIC ETF
DJD	Guggenheim Dow Jones Industrial Average® Dividend ETF
OPD	Guggenheim Large Cap Optimized Diversification ETF

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